STAG INDUSTRIAL ANNOUNCES THIRD QUARTER
2016 RESULTS

Boston, MA — November 3, 2016 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), a real estate investment trust focused on the acquisition and operation of single-tenant, industrial properties throughout the United States, today announced its financial and operating results for the third quarter of 2016.

“We are pleased with our performance this year and our expectations for the fourth quarter and beyond,” said Ben Butcher, Chief Executive Officer of the Company. ”We will continue to focus on growing the bottom line and delivering the best risk adjusted returns to our shareholders.”

Highlights:

•
Reported $(0.06) of net loss per basic and diluted share for the third quarter of 2016, a increase of 45.5% compared to the third quarter ended September 30, 2015. Reported $(4.3) million of net loss attributable to common stockholders compared to $(7.1) million for the third quarter of 2015, a increase of 39.9%. For the nine months ended September 30, 2016, net loss attributable to common stockholders increased 48.1% compared to the same period last year.

•
Achieved $0.40 of Core FFO per basic and diluted share for the third quarter of 2016, an increase of 2.6% compared to the third quarter ended September 30, 2015. Generated Core FFO of $30.3 million compared to $27.7 million for the third quarter of 2015, an increase of 9.1%. For the nine months ended September 30, 2016, Core FFO increased 11.9% in the aggregate compared to the same period last year.

•
Generated Cash NOI of $51.9 million compared to $47.2 million for the third quarter of 2015, an increase of 9.9%. For the nine months ended September 30, 2016, Cash NOI increased 13.9% in the aggregate compared to the same period last year.

•	Acquired 13 buildings in the third quarter of 2016, consisting of 3.7 million square feet for $166.0 million with a weighted average Capitalization Rate of 7.9%.

•	Sold three buildings in the third quarter of 2016, consisting of 139,509 square feet for $835,000.

•	Achieved occupancy of 95.3% on the portfolio, and 96.4% on the Operating Portfolio as of September 30, 2016.

•
Executed Operating Portfolio leases for 1.1 million square feet for the third quarter of 2016. Experienced a cash rent change and GAAP Rent Change of 6.6% and 16.4%, respectively, for the quarter’s Operating Portfolio leasing activity.

•
Experienced 92.4% Retention for 1.3 million square feet of leases expiring in the quarter. Achieved an increase in cash rent change and GAAP Rent Change of 2.5% and 3.4%, respectively, for these renewals.

•
Raised gross proceeds of $100.7 million of equity through the Company's at-the-market offering ("ATM") program for the third quarter ended September 30, 2016. Subsequent to quarter end and through November 3, 2016, raised gross proceeds of $71.1 million through the ATM program.

•	Subsequent to quarter end, redeemed all $69 million of outstanding 9.0% Series A Preferred Stock on November 2, 2016.

•	Subsequent to quarter end, the Board of Directors voted to increase the monthly dividend by approximately 1% to $0.116667 ($1.40 annualized) per share effective January 2017.

Please refer to the Non-GAAP Financial Measures and Other Definitions section at the end of this release for definitions of capitalized terms used in this release.

The Company will host a conference call tomorrow, November 4, 2016 at 10:00 a.m (Eastern Time), to discuss the quarter’s results and provide information about acquisitions, operations, capital markets and corporate activities. Details of the call can be found at the end of this release.
Key Financial Measures

THIRD QUARTER 2016 KEY FINANCIAL MEASURES

	Three months ended September 30,			Nine months ended September 30,
Metrics	2016	2015	% Change	2016	2015	% Change
(in millions, except per share data)
Net loss attributable to common stockholders	$(4.3)	$(7.1)	39.9%	$(9.8)	$(18.8)	48.1%
Net loss per share — basic and diluted	$(0.06)	$(0.11)	45.5%	$(0.14)	$(0.29)	51.7%
Cash NOI	$51.9	$47.2	9.9%	$150.4	$132.0	13.9%
Adjusted EBITDA	$46.2	$40.9	12.8%	$132.5	$114.2	16.0%
Core FFO	$30.3	$27.7	9.1%	$85.2	$76.1	11.9%
Core FFO per share / unit - basic	$0.40	$0.39	2.6%	$1.17	$1.10	6.4%
Core FFO per share / unit - diluted	$0.40	$0.39	2.6%	$1.16	$1.10	5.5%
AFFO	$31.0	$28.4	8.9%	$87.8	$78.5	11.9%

Definitions of the above mentioned non-GAAP financial measures, together with reconciliations to net income (loss) in accordance with GAAP, appear at the end of this release. Please also see the Company’s supplemental information package for additional disclosure.
Acquisition and Disposition Activity

For the three months ended September 30, 2016, the Company acquired 13 buildings for $166.0 million with an Occupancy Rate of 100% upon acquisition. The chart below details the acquisition activity for the quarter:

THIRD QUARTER 2016 ACQUISITION ACTIVITY

Location (CBSA)	Date Acquired	Square Feet	Buildings	Purchase Price ($MM)	Weighted Average Lease Term (Years)	Capitalization Rate
Columbia, SC	7/11/2016	185,600	1	$7.3	10.0
Augusta-Richmond County, GA-SC	7/11/2016	450,000	1	15.7	3.5
Greenville-Anderson-Mauldin, SC	7/11/2016	168,087	1	7.0	3.2
Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	8/11/2016	217,000	2	11.2	2.1
Detroit-Warren-Dearborn, MI	8/12/2016	268,000	1	18.7	9.2
Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	8/18/2016	485,987	1	27.5	15.0
Worcester, MA-CT	9/12/2016	121,700	1	7.9	4.3
Dallas-Fort Worth-Arlington, TX	9/22/2016	420,000	1	19.1	3.0
Atlanta-Sandy Springs-Roswell, GA	9/22/2016	799,200	2	24.9	3.1
Charlotte-Concord-Gastonia, NC-SC	9/29/2016	315,520	1	9.9	1.8
Augusta-Waterville, ME	9/30/2016	265,000	1	16.8	14.8
Total / weighted average		3,696,094	13	$166.0	6.2	7.9%

 The chart below details the 2016 acquisition activity and pipeline through November 2, 2016:

2016 ACQUISITION ACTIVITY AND PIPELINE DETAIL

	Square Feet	Buildings	Purchase Price ($MM)	Weighted Average Lease Term (Years)	Capitalization Rate
Q1	710,754	5	$27.9	4.3	8.5%
Q2	1,389,639	5	58.2	6.6	7.9%
Q3	3,696,094	13	166.0	6.2	7.9%
2016 closed acquisitions	5,796,487	23	$252.1	6.1	8.0%

As of November 2, 2016 (1)
Subsequent to quarter-end acquisitions	1,911,051	9	$101.7
Under contract and non-binding Letter of Intent ("LOI")	4,078,536	19	177.0
Total subsequent to Q3 acquisitions under contract and LOI	5,989,587	28	$278.7

Forward commitment for build-to-suit takeout in 2017	906,204	2	$52.4

Pipeline	38.1 million	170	$1,852.7
(1) The purchase and sale agreements for the properties under contract are subject to satisfaction of closing conditions, and the properties under LOI require the negotiation and execution of definitive purchase and sale agreements. There can be no assurance that any of the properties under contract or letter of intent will be acquired on the terms anticipated or at all.

During the three months ended September 30, 2016, the Company sold three buildings consisting of 139,509 square feet for $835,000. The chart below details the disposition activity for the nine months ended September 30, 2016:

2016 DISPOSITION ACTIVITY

Year	Square Feet	Buildings	Sale Price ($MM)
Q1	1,182,450	4	$32.8
Q2	634,404	7	17.8
Q3	139,509	3	0.8
Total	1,956,363	14	$51.4

Subsequent to quarter end, the Company entered into a purchase and sale agreement to sell a portfolio of six buildings with expected gross proceeds of approximately $80 million. The transaction is expected to close in the fourth quarter of 2016.(1)

Operating Portfolio Leasing Activity

For the three months ended September 30, 2016, the Company executed 11 leases for approximately 1.1 million square feet. The chart below details the leasing activity for leases signed during the quarter:

THIRD QUARTER 2016 LEASING ACTIVITY

Lease Type	Square Feet	W.A. Lease Term (Years)	Cash Base Rent $/SF	GAAP Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Total Costs $/SF	Cash Rent Change	GAAP Rent Change
New leases	75,500	1.9	$3.89	$3.89	$0.10	$0.09	$0.19	(2.1)%	(2.1)%
Renewal leases	774,749	5.2	3.48	3.61	0.51	0.56	1.07	7.2%	17.8%
Total / weighted average	850,249	4.9	$3.51	$3.63	$0.48	$0.52	$1.00	6.6%	16.4%
Temporary leases	272,080
Total leasing activity	1,122,329

(1) The purchase and sale agreement for the properties under contract are subject to satisfaction of closing conditions.

The chart below details the leasing activity for leases signed during the nine months ended September 30, 2016:

2016 LEASING ACTIVITY

Lease Type	Square Feet	W.A. Lease Term (Years)	Cash Base Rent $/SF	GAAP Base Rent $/SF	Lease Commissions $/SF	Tenant Improvement $/SF	Total Costs $/SF	Cash Rent Change	GAAP Rent Change
New leases	295,880	5.5	$4.20	$4.37	$1.45	$0.02	$1.47	(2.1)%	(2.1)%
Renewal leases	4,185,546	4.6	3.95	4.08	0.31	0.32	0.63	0.5%	6.9%
Total / weighted average	4,481,426	4.6	$3.96	$4.09	$0.38	$0.30	$0.68	0.5%	6.8%
Temporary leases	935,820
Total leasing activity	5,417,246

The Company experienced 92.4% Retention for the quarter. The chart below details the Retention activity for the nine months ended September 30, 2016:

2016 RETENTION

Quarter	Expiring Square Footage	Retained Square Footage	W.A. Lease Term (Years)	Retention	Cash Rent Change	GAAP Rent Change
Q1	1,251,975	530,485	3.2	42.4%	3.1%	6.1%
Q2	921,971	695,395	5.0	75.4%	5.8%	9.9%
Q3	1,276,074	1,178,574	4.2	92.4%	2.5%	3.4%
Total / weighted average	3,450,020	2,404,454	4.2	69.7%	3.6%	5.9%

The Occupancy Rate of the Operating Portfolio as of September 30, 2016 was 96.4%.

As of September 30, 2016, the Company's portfolio included 16 non-core, flex/office buildings that constituted approximately 2% of the overall portfolio's square footage and approximately 3% of the overall portfolio's annualized base rental revenue.
Liquidity and Capital Market Activity

As of September 30, 2016, the Company had total Debt Capacity of $468 million and liquidity of $480 million, comprised of $12 million of cash and $468 million of Immediate Availability on the Company’s unsecured credit facility and unsecured term loans.

During the three months ended September 30, 2016, the Company issued 4,201,500 shares of common stock under its ATM program, realizing gross proceeds of $100.7 million. The chart below details the ATM program activity for the nine months ended September 30, 2016:

2016 ATM ACTIVITY

ATM	Shares Issued	Price per Share (Weighted Avg)	Gross Proceeds $(MM)	Net Proceeds $(MM)
Q1	—	—	—	—
Q2	—	—	—	—
Q3	4,201,500	$23.97	$100.7	$99.2
Total / Weighted Average	4,201,500	$23.97	$100.7	$99.2

Subsequent to September 30, 2016, the Company sold 3,124,700 shares under its ATM program for gross proceeds of $71.1 million. The net proceeds of $70.2 million were used to repay amounts outstanding under the Company's unsecured credit facility.

Dividends

Subsequent to quarter end, on November 2, 2016, the Company’s Board of Directors declared a monthly common stock dividend of $0.116667 per share for the months of January, February and March 2017, representing an increase of approximately 1%. The chart below details the common dividends declared:

FOURTH QUARTER 2016 & FIRST QUARTER 2017 COMMON DIVIDENDS

Month	Record Date	Payment Date	Dividend
October 2016	October 31, 2016	November 15, 2016	$0.115833
November 2016	November 30, 2016	December 15, 2016	$0.115833
December 2016	December 30, 2016	January 17, 2017	$0.115833
January 2017	January 31, 2017	February 15, 2017	$0.116667
February 2017	February 28, 2017	March 15, 2017	$0.116667
March 2017	March 31, 2017	April 17, 2017	$0.116667

Subsequent to quarter end, on November 2, 2016, the Company’s Board of Directors declared the following fourth quarter preferred stock dividends:

FOURTH QUARTER 2016 PREFERRED DIVIDENDS DECLARED

Series	Record Date	Payment Date	Quarterly Dividend
Series B - 6.625% Cumulative Redeemable Preferred Stock (NYSE: STAG Pr B)	December 15, 2016	December 30, 2016	$0.4140625
Series C - 6.875% Cumulative Redeemable Preferred Stock (NYSE: STAG Pr C)	December 15, 2016	December 30, 2016	$0.4296875

On November 2, 2016, the Company redeemed all of the outstanding Series A Preferred Stock, at a cash redemption price of $25.00 per share, plus accrued and unpaid dividends to but excluding the redemption date, without interest, at a rate of $0.19375 per share.
The Company’s dividend policy is set by the Board of Directors, which considers, among other factors, REIT distribution requirements and recurring, distributable, cash income.

Conference Call

The Company will host a conference call tomorrow, Friday, November 4, at 10:00 a.m. (Eastern Time) to discuss the quarter’s results.  The call can be accessed live over the phone toll-free by dialing (877) 407-4018, or for international callers, (201) 689-8471.  A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671.  The passcode for the replay is 13646298.

Interested parties may also listen to a simultaneous webcast of the conference call by visiting the Investor Relations section of the Company’s website at www.stagindustrial.com, or by clicking on the following link:

http://ir.stagindustrial.com/corporateprofile.aspx?iid=4263385

Supplemental Schedules

The Company has provided a supplemental information package to provide additional disclosure and financial information on its website (www.stagindustrial.com) under the “Presentations” tab in the Investor Relations section.

Additional information is also available on the Company’s website at www.stagindustrial.com.

CONSOLIDATED BALANCE SHEETS
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	September 30, 2016	December 31, 2015
Assets
Rental Property:
Land	$254,909	$228,919
Buildings and improvements, net of accumulated depreciation of $183,386 and $150,395, respectively	1,440,311	1,332,298
Deferred leasing intangibles, net of accumulated amortization of $238,235 and $200,758, respectively	276,829	276,272
Total rental property, net	1,972,049	1,837,489
Cash and cash equivalents	12,273	12,011
Restricted cash	9,325	8,395
Tenant accounts receivable, net	23,302	21,478
Prepaid expenses and other assets	24,978	18,064
Interest rate swaps	—	1,867
Assets held for sale, net	6,617	—
Total assets	$2,048,544	$1,899,304
Liabilities and Equity
Liabilities:
Unsecured credit facility	$129,000	$56,000
Unsecured term loans, net	297,032	296,618
Unsecured notes, net	397,909	397,720
Mortgage notes, net	200,855	229,910
Accounts payable, accrued expenses and other liabilities	34,994	25,662
Interest rate swaps	15,953	3,766
Tenant prepaid rent and security deposits	15,146	14,628
Dividends and distributions payable	8,814	8,234
Deferred leasing intangibles, net of accumulated amortization of $10,132 and $8,536, respectively	14,899	11,387
Total liabilities	1,114,602	1,043,925

Equity:
Preferred stock, par value $0.01 per share, 15,000,000 shares authorized,
Series A, 2,760,000 shares (liquidation preference of $25.00 per share) issued and outstanding at September 30, 2016 and December 31, 2015	69,000	69,000
Series B, 2,800,000 shares (liquidation preference of $25.00 per share) issued and outstanding at September 30, 2016 and December 31, 2015	70,000	70,000
Series C, 3,000,000 shares (liquidation preference of $25.00 per share) issued and outstanding at September 30, 2016 and no shares issued and outstanding at December 31, 2015	75,000	—
Common stock, par value $0.01 per share, 150,000,000 shares authorized, 72,460,009 and 68,077,333 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	725	681
Additional paid-in capital	1,117,045	1,017,394
Common stock dividends in excess of earnings	(416,540)	(334,623)
Accumulated other comprehensive loss	(15,669)	(2,350)
Total stockholders’ equity	899,561	820,102
Noncontrolling interest	34,381	35,277
Total equity	933,942	855,379
Total liabilities and equity	$2,048,544	$1,899,304

CONSOLIDATED STATEMENTS OF OPERATIONS
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Revenue
Rental income	$53,511	$47,731	$156,575	$136,201
Tenant recoveries	8,911	8,063	26,807	23,135
Other income	173	127	327	410
Total revenue	62,595	55,921	183,709	159,746
Expenses
Property	11,258	10,949	35,672	31,265
General and administrative	7,603	6,429	26,373	21,453
Property acquisition costs	1,978	1,006	3,113	2,511
Depreciation and amortization	32,020	28,656	93,318	82,042
Loss on impairments	—	5,733	11,231	8,378
Other expenses	279	226	857	892
Total expenses	53,138	52,999	170,564	146,541
Other income (expense)
Interest income	3	2	8	7
Interest expense	(10,504)	(9,317)	(31,841)	(26,260)
Loss on extinguishment of debt	—	—	(1,973)	—
Gain on the sales of rental property, net	643	1,713	21,589	1,713
Total other income (expense)	(9,858)	(7,602)	(12,217)	(24,540)
Net income (loss)	$(401)	$(4,680)	$928	$(11,335)
Less: loss attributable to noncontrolling interest after preferred stock dividends	(216)	(359)	(505)	(951)
Net income (loss) attributable to STAG Industrial, Inc.	$(185)	$(4,321)	$1,433	$(10,384)
Less: preferred stock dividends	4,001	2,712	10,914	8,136
Less: amount allocated to participating securities	95	95	289	291
Net loss attributable to common stockholders	$(4,281)	$(7,128)	$(9,770)	$(18,811)
Weighted average common shares outstanding — basic and diluted	71,130,848	67,799,700	68,984,670	65,803,304
Net loss per share — basic and diluted
Net loss per share — basic and diluted	$(0.06)	$(0.11)	$(0.14)	$(0.29)

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
NET OPERATING INCOME RECONCILIATION
Net income (loss)	$(401)	$(4,680)	$928	$(11,335)
Asset management fee income	(60)	(87)	(166)	(302)
General and administrative	7,603	6,429	26,373	21,453
Property acquisition costs	1,978	1,006	3,113	2,511
Depreciation and amortization	32,020	28,656	93,318	82,042
Interest income	(3)	(2)	(8)	(7)
Interest expense	10,504	9,317	31,841	26,260
Loss on impairments	—	5,733	11,231	8,378
Loss on extinguishment of debt	—	—	1,973	—
Other expenses	279	226	857	892
Gain on the sales of rental property, net	(643)	(1,713)	(21,589)	(1,713)
Corporate sublease rental income	—	(85)	—	(187)
Net operating income	$51,277	$44,800	$147,871	$127,992

Net operating income	$51,277	$44,800	$147,871	$127,992
Straight-line rent adjustments, net	(914)	395	(2,264)	(2,305)
Intangible amortization in rental income, net	1,564	2,051	4,751	6,331
Cash net operating income	$51,927	$47,246	$150,358	$132,018

Cash net operating income	$51,927
Cash NOI from acquisitions' and dispositions' timing	1,893
Run Rate Cash NOI	$53,820

ADJUSTED EBITDA RECONCILIATION
Net income (loss)	$(401)	$(4,680)	$928	$(11,335)
Intangible amortization in rental income, net	1,564	2,051	4,751	6,331
Straight-line rent adjustments, net	(841)	(930)	(2,026)	(2,410)
Non-cash compensation expense	2,043	1,919	6,128	5,667
Termination income	(71)	(460)	(199)	(1,687)
Property acquisition costs	1,978	1,006	3,113	2,511
Depreciation and amortization	32,020	28,656	93,318	82,042
Interest income	(3)	(2)	(8)	(7)
Interest expense	10,504	9,317	31,841	26,260
Severance costs	—	—	3,063	—
Non-recurring other expenses	—	—	—	167
Loss on impairments	—	5,733	11,231	8,378
Loss on extinguishment of debt	—	—	1,973	—
Gain on the sales of rental property, net	(643)	(1,713)	(21,589)	(1,713)
Adjusted EBITDA	$46,150	$40,897	$132,524	$114,204

Adjusted EBITDA	$46,150
Adjusted EBITDA from acquisitions' and dispositions' timing	1,893
Run Rate Adjusted EBITDA	$48,043

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
CORE FUNDS FROM OPERATIONS RECONCILIATION
Net income (loss)	$(401)	$(4,680)	$928	$(11,335)
Rental property depreciation and amortization	31,947	28,610	93,130	81,910
Loss on impairments	—	5,733	11,231	8,378
Gain on the sales of rental property, net	(643)	(1,713)	(21,589)	(1,713)
Funds from operations	$30,903	$27,950	$83,700	$77,240
Preferred stock dividends	(4,001)	(2,712)	(10,914)	(8,136)
Amount allocated to participating securities	(95)	(95)	(289)	(291)
Funds from operations attributable to common stockholders and unit holders	$26,807	$25,143	$72,497	$68,813

Funds from operations attributable to common stockholders and unit holders	$26,807	$25,143	$72,497	$68,813
Intangible amortization in rental income, net	1,564	2,051	4,751	6,331
Termination income	(71)	(460)	(199)	(1,687)
Property acquisition costs	1,978	1,006	3,113	2,511
Loss on extinguishment of debt	—	—	1,973	—
Severance costs	—	—	3,063	—
Non-recurring other expenses	—	—	—	167
Core funds from operations	$30,278	$27,740	$85,198	$76,135

Weighted average common shares, participating securities, performance units and other units
Weighted average common shares outstanding	71,130,848	67,799,700	68,984,670	65,803,304
Weighted average participating securities outstanding	272,337	275,663	277,720	284,020
Weighted average units outstanding	3,684,471	3,474,370	3,689,000	3,394,986
Weighted average common shares, participating securities, other units - basic and diluted	75,087,656	71,549,733	72,951,390	69,482,310
Weighted average performance units	278,788	—	210,617	—
Weighted average common shares, participating securities, performance and other units - diluted	75,366,444	71,549,733	73,162,007	69,482,310
Core funds from operations per share / unit - basic	$0.40	$0.39	$1.17	$1.10
Core funds from operations per share / unit - diluted	$0.40	$0.39	$1.16	$1.10

ADJUSTED FUNDS FROM OPERATIONS RECONCILIATION
Core funds from operations	$30,278	$27,740	$85,198	$76,135
Add: non-rental property depreciation and amortization	73	46	188	132
Straight-line rent adjustments, net	(841)	(930)	(2,026)	(2,410)
Recurring capital expenditures	(306)	(252)	(1,059)	(588)
Renewal lease commissions and tenant improvements	(709)	(481)	(1,846)	(1,367)
Non-cash portion of interest expense	428	399	1,208	907
Non-cash compensation expense	2,043	1,919	6,128	5,667
Adjusted funds from operations (1)	$30,966	$28,441	$87,791	$78,476

(1) Excludes Non-Recurring Capital Expenditures of approximately $2,527, $7,220, $4,822 and $9,498 and new leasing commissions and tenant improvements of approximately $228, $1,085, $446 and $661, for the three and nine months ended September 30, 2016 and September 30, 2015, respectively.

Non-GAAP Financial Measures and Other Definitions

Acquisition Capital Expenditure: We define Acquisition Capital Expenditure as Recurring and Non-Recurring Capital Expenditures identified at the time of acquisition and underwritten to occur in the first twelve months. Acquisition Capital Expenditures also include new lease commissions and tenant improvements for space that was not occupied under STAG's ownership.

Adjusted Earnings before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA), and Run Rate Adjusted EBITDA: We define Adjusted EBITDA as net income (loss) (computed in accordance with GAAP) before interest, tax, depreciation and amortization, property acquisition costs, gain on the sales of rental property, termination income, straight-line rent adjustments, non-cash compensation, intangible amortization in rental income, loss on impairments, loss on extinguishment of debt and other non-recurring items.

We define Run Rate Adjusted EBITDA as Adjusted EBITDA plus incremental Adjusted EBITDA related to acquisitions acquired in each quarter for which a full quarter’s results were not reflected less Adjusted EBITDA related to the quarter’s dispositions. Run Rate Adjusted EBITDA does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

Adjusted EBITDA and Run Rate EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, Adjusted EBITDA and Run Rate Adjusted EBITDA should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We believe that Adjusted EBITDA and Run Rate Adjusted EBITDA are helpful to investors as supplemental measures of the operating performance of a real estate company because they are direct measures of the actual operating results of our industrial properties. We also use these measures in ratios to compare our performance to that of our industry peers.

Capitalization Rate: We define Capitalization Rate as the estimated weighted average cash capitalization rate, calculated by dividing (i) the Company’s estimate of year one net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the purchase price plus estimated Acquisition Capital Expenditures. These capitalization rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2015, as updated by our quarterly reports on form 10-Q.

Comparable Lease: We define a Comparable Lease as a lease with a similar lease structure as compared to the previous in-place lease, excluding new leases for space that was not occupied under our ownership, leases on space with downtime in excess of two years, and leases with materially different lease structures.

Core Based Statistical Area (CBSA): We define Core Based Statistical Area (CBSA) as a U.S. geographic area defined by the Office of Management and Budget that consists of one or more counties (or equivalents) anchored by an urban center of at least 10,000 people plus adjacent counties that are socioeconomically tied to the urban center by commuting.

Debt Capacity: We define Debt Capacity as the aggregate undrawn nominal commitments under the Company’s unsecured debt instruments.

Enterprise Value: We define Enterprise Value as the market value of our common stock (based on the period-end closing price on the NYSE) plus the liquidation value of our preferred stock plus the amounts outstanding under our unsecured credit facility, unsecured term loans, unsecured notes, and mortgage notes.

Equity Market Capitalization: We define Equity Market Capitalization based on period ended closing stock price multiplied by cumulative shares and units at quarter end.

Funds from Operations (FFO), Core FFO, and Adjusted FFO (AFFO): We define FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment write-downs of depreciable real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures. Core FFO and AFFO exclude property acquisition costs, lease termination income, intangible amortization in rental income, loss on extinguishment of debt, and non-recurring other expenses. AFFO also excludes non-rental property depreciation and amortization, straight-line rent adjustments, non-cash portion of interest expense, non-cash compensation expense and deducts recurring capital expenditures and lease renewal commissions and tenant improvements.

None of FFO, Core FFO or AFFO should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We use FFO as a supplemental performance measure because it is a widely recognized measure of the performance of REITs. FFO may be used by investors as a basis to compare our operating performance with that of other REITs. We and investors may use Core FFO and AFFO similarly as FFO.

However, because FFO, Core FFO and AFFO exclude, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of theses measures as measures of our performance is limited. In addition, other REITs may not calculate FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Similarly, our calculations of Core FFO and AFFO may not be comparable to similarly titled measures disclosed by other REITs.

GAAP: U.S. generally accepted accounting principles.

GAAP Rent Change: We define GAAP Rent Change as the change in the average base rent over the contractual lease term (excluding above/below market lease amortization) of the Comparable Lease.

Immediate Availability: We define Immediate Availability as the amount of Debt Capacity the Company could immediately borrow consistent with the financial covenants in its debt instruments.

Net operating income (NOI), Cash NOI, and Run Rate Cash NOI: We define NOI as rental income, including reimbursements, less property expenses and real estate taxes, which excludes depreciation, amortization, loss on impairments, general and administrative expenses, interest expense, interest income, corporate sub-lease rental income, asset management fee income, property acquisition costs, loss on extinguishment of debt, gain on sales of rental property, and other expenses.

We define Cash NOI as NOI less straight-line rent adjustments and less intangible amortization in rental income.

We define Run Rate Cash NOI as Cash NOI plus Cash NOI adjusted for a full period of acquisitions, less cash termination income, and less Cash NOI from dispositions. Run rate Cash NOI does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

We consider NOI, Cash NOI and Run Rate Cash NOI to be appropriate supplemental performance measures to net income because we believe they help us and investors understand the core operations of our buildings. None of these measures should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. Further, our calculations of NOI, Cash NOI and Run Rate NOI may not be comparable to similarly titled measures disclosed by other REITs.
Non-Recurring Capital Expenditures: We define Non-Recurring Capital Expenditures as capital items for upgrades or items that previously did not exist at a building or capital items which have a longer useful life, such as roof replacements.
Occupancy Rate: We define Occupancy Rate as the percentage of total leasable square footage for which the lease term has commenced as of the close of the reporting period.

Operating Portfolio: We define our Operating Portfolio as including all warehouse and light manufacturing assets and excluding non-core flex/office assets and assets under redevelopment. The Operating Portfolio also excludes billboard, parking lot and cell tower leases.

Pipeline: We define Pipeline as a point in time measure that includes all of the transactions under consideration by the Company’s acquisitions group that have passed the initial screening process.  The pipeline also includes transactions under contract and transactions with non-binding LOIs.

Real Estate Cost Basis: We define Real Estate Cost Basis as the book value of rental property and deferred leasing intangibles, exclusive of the related accumulated depreciation and amortization.

Recurring Capital Expenditures: We define Recurring Capital Expenditures as capital items required to sustain existing systems and capital items which generally have a shorter useful life.
Renewal Lease: We define a Renewal Lease as a lease signed by an existing tenant to extend the term for twelve months or more, including (i) a renewal of the same space as the current lease at lease expiration, (ii) a renewal of only a portion of the current space at lease expiration and (iii) an early renewal or workout, which ultimately does extend the original term for twelve months or more, but the renewal term commences before the lease expiration of their current lease.

Retention: We define Retention as the percentage determined by taking Renewal Lease square footage commencing in the period divided by square feet of leases expiring in the period. Neither the Renewal Leases nor leases expiring include Temporary Leases or License Agreements.

Temporary Leases/License Agreements: We define a Temporary Lease or a License Agreement as any lease that is signed for an initial term of less than twelve months; this includes short-term new leases and short-term renewal leases.

Weighted Average Lease Term: We define Weighted Average Lease Term as the contractual lease term in years as of the lease start date weighted by square footage. Weighted Average Lease Term related to acquired assets reflects the remaining lease term in years as of the acquisition date weighted by square footage.